Exhibit 99.1

Contacts: Media	Investors
Dan Diaz	Mike Salop
720-332-5564	720-332-8276
daniel.diaz@westernunion.com	mike.salop@westernunion.com

Western Union Reports Fourth Quarter and Full Year Results
Full Year Revenue $5.5 Billion; Constant Currency Revenue Increases 4%
GAAP EPS $1.62; EPS (excluding prior charge) Increases 5% to $1.67
Dividend Increased 3%
_________________________________________________________

Englewood, Colo., February 9, 2016 - The Western Union Company (NYSE: WU) today reported financial results for the 2015 fourth quarter and full year, and its financial outlook for 2016.

For the 2015 full year, the Company’s revenue increased 4% on a constant currency basis compared to the prior year period, while reported revenues declined 2% due to the impact of the stronger U.S. dollar. The strengthening of the U.S. dollar, net of hedge benefits, negatively impacted revenue by $323 million.

Operating margin, excluding the second quarter settlement charge related to our Paymap subsidiary, improved to 20.9% for the year, compared to 20.3% in 2014. The improvement was driven by cost savings initiatives benefits and foreign currency hedge gains, which more than offset the negative impact of currency translation on margins. GAAP operating margin in 2015 was 20.2%.

Earnings per share excluding the charge increased 5% to $1.67, compared to $1.59 in the prior year, while GAAP earnings per share increased 2% to $1.62. Cash flow from operating activities was approximately $1.1 billion, and the Company returned $817 million to shareholders through dividends and share repurchases.

“I am pleased with our fourth quarter and 2015 results,” said President and Chief Executive Officer Hikmet Ersek. “We again delivered a good quarter despite global economic and geopolitical challenges, which demonstrates the resiliency of our consumers and business.”

Ersek added, “We are also advancing our long-term strategy. Westernunion.com grew full year money transfer revenues by 26% in constant currency terms and increased penetration to 34 countries, and we introduced WU® ConnectSM, which enables leading third party digital platforms to offer our money transfer services to their users. Our network now connects online and mobile channels with over 500,000 agent locations and more than 100,000 ATMs and kiosks, and provides the capability to send money to over 1 billion accounts.”

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.16 per common share, which represents a 3% increase over the previous quarterly dividend. The dividend is payable March 31, 2016 to shareholders of record at the close of business on March 17, 2016.

Fourth Quarter 2015 Results

In the fourth quarter, revenues increased 3% on a constant currency basis compared to the prior year period, while reported revenues declined 2% due to the impact of the stronger U.S. dollar. The strengthening of the U.S. dollar, net of hedge benefits, negatively impacted revenue by $74 million.

Consumer-to-Consumer (C2C) revenues increased 2% constant currency, and reported revenues declined 3%. C2C transactions increased 3% in the quarter. Constant currency revenue growth was driven by strong performance from westernunion.com and solid growth from U.S. outbound. Westernunion.com C2C revenue increased 21%, or 25% constant currency, on transaction growth of 28%. Electronic channels revenue, which includes westernunion.com, account based money transfer through banks, and mobile money transfer, represented 7% of total Company revenues in the quarter.

Consumer-to-Business (C2B) revenues grew 4% in the quarter, or 9% constant currency, driven by the Argentina walk-in and the U.S. electronic bill payments businesses.

Western Union Business Solutions revenues increased 1%, or 8% on a constant currency basis. Constant currency revenue growth was driven by Europe.

Operating margin was 20.4% in the quarter, which compares to 19.6% in the fourth quarter of 2014. The operating margin improvement primarily resulted from lower expenses related to cost savings initiatives and benefits from foreign exchange hedges, partially offset by increased technology spending.

The effective tax rate was 10.4%, which compares to 6.1% in the prior year quarter.

Earnings per share of $0.42 was flat with the prior year period, as increased operating profit and fewer diluted shares outstanding were offset by a higher effective tax rate.

In the fourth quarter, the Company returned $147 million to shareholders through $69 million of share repurchases and $78 million of dividends.

Executive Vice President and Chief Financial Officer Raj Agrawal stated, “Our solid earnings performance was supported by cost management actions, which helped us overcome the negative impact of foreign exchange. Strong cash flow generation allowed us to return over $800 million to our shareholders in 2015, while we also continued to invest in our technology platforms and compliance capabilities.”

2016 Full Year Outlook

The Company expects to continue to deliver solid constant currency revenue growth. Reported results are expected to be negatively impacted by the stronger U.S. dollar relative to 2015 rates, and the outlook also includes incremental investment in technology and tight management of other expenses.

Foreign currency translation and reduced hedge benefits are anticipated to negatively impact 2016 revenues by approximately $250 million and operating profit by approximately $100 million, compared to the prior year. As a result, the Company’s 2016 earnings per share outlook of $1.58 to $1.70 includes an approximately $0.15 negative impact from currency.

Operating margins are expected to decline from 20.9% in 2015 (excluding the impact of the Paymap charge) to approximately 20% in 2016 due to the impact of foreign exchange, including reduced hedge benefits. Excluding all currency impacts, the outlook for operating margins in 2016 would be similar to 2015.

The tax rate is expected to increase from 11.8% in 2015 (excluding the impact of the charge) to a mid-teens level in 2016.

Ersek added, “We remain confident in our long-term strategies to drive new areas of growth in cross-border money movement. We believe our business will continue to generate constant currency revenue growth and solid earnings and cash flow in 2016, despite macro challenges.”

The Company expects the following outlook for 2016:

Revenue

•	Low to mid-single digit constant currency revenue increase

•	GAAP revenue change approximately 400 basis points lower than constant currency

Operating Profit Margin

•	Operating margin of approximately 20%

Earnings per Share

•	EPS in a range of $1.58 to $1.70, which includes an approximately $0.15 negative impact from changes in foreign exchange rates and reduced hedge benefits

Cash Flow

•	Cash flow from operating activities of approximately $1 billion. The cash flow outlook excludes approximately $100 million of anticipated final tax payments relating to the agreement announced with the U.S. Internal Revenue Service in December 2011. Some or all of these payments may occur in 2016.

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release.

Non-GAAP Measures

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods.  Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year.

These non-GAAP financial measures include revenue change constant currency adjusted; Consumer-to-Consumer segment revenue change constant currency adjusted; Consumer-to-Consumer segment westernunion.com region revenue change constant currency adjusted; Consumer-to-Business segment revenue change constant currency adjusted; Business Solutions segment revenue change constant currency adjusted; 2015 operating income margin, excluding Paymap settlement agreement; 2015 diluted earnings per share, excluding Paymap settlement agreement, net of income tax benefit; 2015 effective tax rate, excluding Paymap settlement agreement; and additional measures found in the supplemental tables included with this press release.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at http://ir.westernunion.com.

Investor and Analyst Conference Call and Slide Presentation

The Company will host a conference call and webcast, including slides, at 4:30 p.m. Eastern Time today. To listen to the conference call via telephone, dial 1 (888) 317-6003 (U.S.) or
+1 (412) 317-6061 (outside the U.S.) ten minutes prior to the start of the call. The pass code is 0357678.

The conference call and accompanying slides will be available via webcast at http://ir.westernunion.com. Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A replay of the call will be available approximately one hour after the call ends through
February 23, 2016, at 1 (877) 344-7529 (U.S.) or +1 (412) 317-0088 (outside the U.S.). The pass code is 10078859. A webcast replay will be available at http://ir.westernunion.com.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the "Company," "Western Union," "we," "our" or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the "Risk Factors" section and throughout the Annual Report on Form 10-K for the year ended December 31, 2014. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.
Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic and trade downturns, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including electronic, mobile and Internet-based services, card associations, and card-based payment providers, and with digital currencies and related protocols, and other innovations in technology and business models; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; mergers, acquisitions and integration of acquired businesses and technologies into our Company, and the failure to realize anticipated financial benefits from these acquisitions, and events requiring us to write down our goodwill; political conditions and related actions in the United States and abroad which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents or clients; failure to manage credit and fraud risks presented by our agents, clients and consumers; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place, including due to increased costs or loss of business as a result of increased compliance requirements or difficulty for us, our agents or their subagents in establishing or maintaining relationships with banks needed to conduct our services; decisions to change our business mix; changes in tax laws, or their interpretation, and unfavorable resolution of tax contingencies; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from productivity and cost-savings and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to protect our brands and our other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations in the United States and globally, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, and consumer protection requirements; liabilities or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with compliance with or failure to comply with the settlement agreement with the State of Arizona, as amended; the potential impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities related to consumer protection; liabilities resulting from litigation, including class-action lawsuits and similar matters, including costs, expenses, settlements and judgments; failure to comply with regulations and evolving industry requirements regarding consumer privacy and data use and security; effects of unclaimed property laws; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations or industry standards affecting our business; and (iii) other events, such as: adverse tax consequences from our spin-off from First Data Corporation; catastrophic events; and management's ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a leader in global payment services. Together with its Vigo, Orlandi Valuta, Pago Facil and Western Union Business Solutions branded payment services, Western Union provides consumers and businesses with fast, reliable and convenient ways to send and receive money around the world, to send payments and to purchase money orders. As of December 31, 2015, the Western Union, Vigo and Orlandi Valuta branded services were offered through a combined network of over 500,000 agent locations in 200 countries and territories and over 100,000 ATMs and kiosks, and included the capability to send money to over one billion accounts. In 2015, The Western Union Company completed 262 million consumer-to-consumer transactions worldwide, moving $82 billion of principal between consumers, and 508 million business payments. For more information, visit www.westernunion.com.

WU-F, WU-G

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	4Q14	FY2014	1Q15	2Q15	3Q15	4Q15	FY2015
Consolidated Metrics
Consolidated revenues (GAAP) - YoY % change		(1)%	1%	(2)%	(2)%	(3)%	(2)%	(2)%
Consolidated revenues (constant currency) - YoY % change	a	4%	4%	4%	4%	3%	3%	4%
Consolidated operating margin (GAAP)		19.6%	20.3%	20.6%	18.1%	21.8%	20.4%	20.2%
Consolidated operating margin (excluding Paymap settlement agreement)	b	N/A	N/A	N/A	20.7%	N/A	N/A	20.9%

Consumer-to-Consumer (C2C) Segment
Revenues (GAAP) - YoY % change		(2)%	1%	(4)%	(3)%	(3)%	(3)%	(3)%
Revenues (constant currency) - YoY % change	f	2%	3%	2%	3%	3%	2%	3%
Operating margin		23.1%	23.4%	23.1%	23.3%	25.5%	24.0%	24.0%

Transactions (in millions)		65.42	254.93	61.75	65.76	66.55	67.47	261.53
Transactions - YoY % change		2%	5%	3%	3%	2%	3%	3%

Total principal ($ - billions)		$21.2	$85.4	$19.5	$20.8	$20.9	$20.4	$81.6
Principal per transaction ($ - dollars)		$323	$335	$315	$316	$315	$303	$312
Principal per transaction - YoY % change		(4)%	(1)%	(7)%	(7)%	(7)%	(6)%	(7)%
Principal per transaction (constant currency) - YoY % change	g	0%	0%	(1)%	(1)%	0%	(1)%	(1)%

Cross-border principal ($ - billions)		$19.2	$77.2	$17.5	$18.8	$18.9	$18.4	$73.6
Cross-border principal - YoY % change		(1)%	5%	(4)%	(5)%	(6)%	(4)%	(5)%
Cross-border principal (constant currency) - YoY % change	h	2%	6%	2%	2%	1%	1%	2%

Europe and CIS region revenues (GAAP) - YoY % change	v, w	(5)%	0%	(9)%	(9)%	(10)%	(8)%	(9)%
Europe and CIS region revenues (constant currency) - YoY % change	i, v, w	1%	1%	2%	2%	0%	0%	1%
Europe and CIS region transactions - YoY % change	v, w	6%	9%	4%	1%	(3)%	1%	1%

North America region revenues (GAAP) - YoY % change	v, x	0%	1%	(2)%	(2)%	(1)%	0%	(1)%
North America region revenues (constant currency) - YoY % change	j, v, x	1%	1%	0%	(1)%	1%	2%	0%
North America region transactions - YoY % change	v, x	2%	3%	3%	3%	4%	5%	4%

Middle East and Africa region revenues (GAAP) - YoY % change	v, y	(3)%	2%	(6)%	(4)%	(2)%	(5)%	(4)%
Middle East and Africa region revenues (constant currency) - YoY % change	k, v, y	0%	3%	(1)%	1%	3%	(1)%	1%
Middle East and Africa region transactions - YoY % change	v, y	(3)%	3%	(3)%	0%	0%	(1)%	(1)%

APAC region revenues (GAAP) - YoY % change	v, z	(3)%	0%	(6)%	(5)%	(8)%	(6)%	(6)%
APAC region revenues (constant currency) - YoY % change	l, v, z	1%	2%	(2)%	0%	(2)%	(1)%	(1)%
APAC region transactions - YoY % change	v, z	(4)%	1%	(4)%	(3)%	(6)%	(5)%	(4)%

LACA region revenues (GAAP) - YoY % change	v, aa	(3)%	(6)%	4%	6%	0%	(2)%	2%
LACA region revenues (constant currency) - YoY % change	m, v, aa	4%	2%	10%	13%	8%	5%	9%
LACA region transactions - YoY % change	v, aa	2%	3%	6%	7%	7%	7%	7%

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	4Q14	FY2014	1Q15	2Q15	3Q15	4Q15	FY2015
westernunion.com region revenues (GAAP) - YoY % change	v, bb	19%	28%	17%	22%	22%	21%	21%
westernunion.com region revenues (constant currency) - YoY % change	n, v, bb	23%	29%	23%	28%	28%	25%	26%
westernunion.com region transactions - YoY % change	v, bb	27%	39%	25%	27%	25%	28%	26%

International revenues - YoY % change	cc	(4)%	0%	(7)%	(5)%	(7)%	(7)%	(6)%
International transactions - YoY % change	cc	0%	5%	0%	1%	(2)%	0%	0%
International revenues - % of C2C segment revenues	cc	72%	72%	69%	70%	70%	69%	69%

United States originated revenues - YoY % change	dd	3%	5%	4%	3%	6%	6%	5%
United States originated transactions - YoY % change	dd	5%	6%	6%	6%	8%	8%	7%
United States originated revenues - % of C2C segment revenues	dd	28%	28%	31%	30%	30%	31%	31%

Electronic channels revenues - YoY % change	ee	17%	24%	17%	19%	16%	16%	17%

Consumer-to-Business (C2B) Segment
Revenues (GAAP) - YoY % change		4%	(2)%	7%	8%	6%	4%	6%
Revenues (constant currency) - YoY % change	o	15%	10%	11%	12%	10%	9%	11%
Operating margin		14.2%	16.5%	18.7%	(4.1)%	16.4%	11.9%	10.8%
Operating margin (excluding Paymap settlement agreement)	p	N/A	N/A	N/A	18.3%	N/A	N/A	16.3%

Business Solutions (B2B) Segment
Revenues (GAAP) - YoY % change		1%	3%	(1)%	(1)%	(4)%	1%	(1)%
Revenues (constant currency) - YoY % change	q	5%	4%	7%	9%	6%	8%	7%
Operating margin		(4.9)%	(3.0)%	2.1%	(0.4)%	(2.7)%	3.7%	0.7%

% of Total Company Revenue
Consumer-to-Consumer segment revenues		80%	80%	79%	80%	80%	79%	79%
Consumer-to-Business segment revenues		11%	11%	12%	11%	11%	12%	12%
Business Solutions segment revenues		7%	7%	7%	7%	7%	7%	7%
Consumer-to-Consumer region revenues:
Europe and CIS revenues	v, w	21%	21%	20%	20%	20%	20%	20%
North America revenues	v, x	19%	19%	19%	19%	19%	19%	19%
Middle East and Africa revenues	v, y	16%	16%	16%	16%	16%	15%	16%
APAC revenues	v, z	11%	12%	11%	11%	11%	11%	11%
LACA revenues	v, aa	9%	8%	8%	9%	9%	9%	8%
westernunion.com revenues	v, bb	4%	4%	5%	5%	5%	5%	5%
Electronic channels revenues	ee	6%	6%	7%	7%	7%	7%	7%

* See page 13 of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures.

THE WESTERN UNION COMPANY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	% Change	2015	2014	% Change
Revenues:
Transaction fees	$983.8	$1,025.9	(4)%	$3,915.6	$4,083.6	(4)%
Foreign exchange revenues	363.8	352.1	3%	1,436.2	1,386.3	4%
Other revenues	32.4	31.9	2%	131.9	137.3	(4)%
Total revenues	1,380.0	1,409.9	(2)%	5,483.7	5,607.2	(2)%
Expenses:
Cost of services	811.0	831.9	(3)%	3,199.4	3,297.4	(3)%
Selling, general and administrative (a)	287.2	301.9	(5)%	1,174.9	1,169.3	0%
Total expenses	1,098.2	1,133.8	(3)%	4,374.3	4,466.7	(2)%
Operating income	281.8	276.1	2%	1,109.4	1,140.5	(3)%
Other income/(expense):
Interest income	2.5	2.1	19%	10.9	11.5	(5)%
Interest expense	(40.8)	(42.4)	(4)%	(167.9)	(176.6)	(5)%
Derivative gains/(losses), net	(1.2)	(0.1)	(b)	1.2	(2.2)	(b)
Other income/(expense), net	(5.4)	0.2	(b)	(11.8)	(5.0)	(b)
Total other expense, net	(44.9)	(40.2)	12%	(167.6)	(172.3)	(3)%
Income before income taxes	236.9	235.9	0%	941.8	968.2	(3)%
Provision for income taxes	24.6	14.4	71%	104.0	115.8	(10)%
Net income	$212.3	$221.5	(4)%	$837.8	$852.4	(2)%
Earnings per share:
Basic	$0.42	$0.42	0%	$1.63	$1.60	2%
Diluted	$0.42	$0.42	0%	$1.62	$1.59	2%
Weighted-average shares outstanding:
Basic	504.5	522.8		512.6	533.4
Diluted	508.6	526.9		516.7	536.8

Cash dividends declared per common share	$0.155	$0.125	24%	$0.62	$0.50	24%

__________
(a)
For the twelve months ended December 31, 2015, selling, general and administrative expenses included $35.3 million of expenses related to a settlement agreement reached with the Consumer Financial Protection Bureau regarding the Equity Accelerator service of Paymap, Inc., a subsidiary of the Company.

(b) Calculation not meaningful.

THE WESTERN UNION COMPANY
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in millions, except per share amounts)

	December 31,
	2015	2014
Assets
Cash and cash equivalents (a)	$1,315.9	$1,783.2
Settlement assets	3,308.7	3,313.7
Property and equipment, net of accumulated depreciation of
$538.2 and $478.5, respectively	231.8	206.4
Goodwill	3,163.8	3,169.2
Other intangible assets, net of accumulated amortization of
$884.4 and $820.0, respectively	705.0	748.1
Other assets	733.7	669.8
Total assets	$9,458.9	$9,890.4
Liabilities and Stockholders' Equity
Liabilities:
Accounts payable and accrued liabilities	$606.6	$600.4
Settlement obligations	3,308.7	3,313.7
Income taxes payable	211.5	166.3
Deferred tax liability, net	272.6	305.0
Borrowings	3,225.6	3,720.4
Other liabilities	429.0	484.2
Total liabilities	8,054.0	8,590.0

Stockholders' equity:
Preferred stock, $1.00 par value; 10 shares authorized;
no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized;
502.4 shares and 521.5 shares issued and outstanding as of
December 31, 2015 and 2014, respectively	5.0	5.2
Capital surplus	566.5	445.4
Retained earnings	977.3	968.7
Accumulated other comprehensive loss	(143.9)	(118.9)
Total stockholders' equity	1,404.9	1,300.4
Total liabilities and stockholders' equity	$9,458.9	$9,890.4

__________
(a) Approximately $950 million was held by entities outside of the United States as of both December 31, 2015 and 2014.

THE WESTERN UNION COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Year Ended December 31,
	2015	2014
Cash Flows From Operating Activities
Net income	$837.8	$852.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	67.7	66.6
Amortization	202.5	205.3
Deferred income tax benefit	(39.9)	(26.8)
Other non-cash items, net	63.7	49.5
Increase/(decrease) in cash, excluding the effects of acquisitions, resulting from changes in:
Other assets	(107.4)	(31.1)
Accounts payable and accrued liabilities	14.2	(29.4)
Income taxes payable	47.1	(39.3)
Other liabilities	(14.6)	(1.3)
Net cash provided by operating activities	1,071.1	1,045.9
Cash Flows From Investing Activities
Capitalization of contract costs	(122.8)	(73.1)
Capitalization of purchased and developed software	(49.3)	(38.1)
Purchases of property and equipment	(94.4)	(67.8)
Proceeds from sale of available-for-sale non-settlement related investments	—	100.2
Purchase of non-settlement related investments and other	(110.9)	—
Proceeds from maturity of non-settlement related investments	100.3	—
Purchase of held-to-maturity non-settlement related investments	(9.3)	—
Acquisition of business, net	—	(10.6)
Net cash used in investing activities	(286.4)	(89.4)
Cash Flows From Financing Activities
Cash dividends paid	(316.5)	(265.2)
Common stock repurchased	(511.3)	(495.4)
Principal payments on borrowings	(500.0)	(500.0)
Proceeds from exercise of options and other	75.8	14.2
Net cash used in financing activities	(1,252.0)	(1,246.4)
Net change in cash and cash equivalents	(467.3)	(289.9)
Cash and cash equivalents at beginning of year	1,783.2	2,073.1
Cash and cash equivalents at end of year	$1,315.9	$1,783.2

THE WESTERN UNION COMPANY
SUMMARY SEGMENT DATA
(Unaudited)
(in millions)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	% Change	2015	2014	% Change
Revenues:
Consumer-to-Consumer (C2C):
Transaction fees	$808.3	$855.1	(5)%	$3,221.0	$3,421.8	(6)%
Foreign exchange revenues	268.0	255.0	5%	1,057.1	998.9	6%
Other revenues	14.9	15.2	(2)%	65.8	65.1	1%
Total Consumer-to-Consumer	1,091.2	1,125.3	(3)%	4,343.9	4,485.8	(3)%
Consumer-to-Business (C2B):
Transaction fees	155.6	148.6	5%	612.7	572.7	7%
Foreign exchange and other revenues	6.3	6.7	(6)%	25.0	26.1	(4)%
Total Consumer-to-Business	161.9	155.3	4%	637.7	598.8	6%
Business Solutions (B2B):
Foreign exchange revenues	91.2	90.6	1%	357.2	363.1	(2)%
Transaction fees and other revenues	10.7	10.6	1%	41.5	41.5	0%
Total Business Solutions	101.9	101.2	1%	398.7	404.6	(1)%
Other:
Total revenues	25.0	28.1	(11)%	103.4	118.0	(12)%
Total consolidated revenues	$1,380.0	$1,409.9	(2)%	$5,483.7	$5,607.2	(2)%
Operating income/(loss):
Consumer-to-Consumer	$261.9	$259.8	1%	$1,042.0	$1,050.4	(1)%
Consumer-to-Business (a)	19.3	22.1	(13)%	68.6	98.7	(30)%
Business Solutions	3.8	(5.0)	(b)	2.8	(12.1)	(b)
Other	(3.2)	(0.8)	(b)	(4.0)	3.5	(b)
Total consolidated operating income	$281.8	$276.1	2%	$1,109.4	$1,140.5	(3)%
Operating income/(loss) margin:
Consumer-to-Consumer	24.0%	23.1%	0.9%	24.0%	23.4%	0.6%
Consumer-to-Business	11.9%	14.2%	(2.3)%	10.8%	16.5%	(5.7)%
Business Solutions	3.7%	(4.9)%	8.6%	0.7%	(3.0)%	3.7%
Total consolidated operating income margin	20.4%	19.6%	0.8%	20.2%	20.3%	(0.1)%

__________
(a)
For the twelve months ended December 31, 2015, Consumer-to-Business operating income/(loss) included $35.3 million of expenses related to a settlement agreement reached with the Consumer Financial Protection Bureau regarding the Equity Accelerator service of Paymap, Inc., a subsidiary of the Company.

(b) Calculation not meaningful.

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods.
A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year reported amounts.

		4Q14	FY2014	1Q15	2Q15	3Q15	4Q15	FY2015
	Consolidated Metrics
(a)	Revenues, as reported (GAAP)	$1,409.9	$5,607.2	$1,320.9	$1,383.6	$1,399.2	$1,380.0	$5,483.7
	Foreign currency translation impact (s)	63.7	157.5	78.6	84.7	85.4	73.9	322.6
	Revenues, constant currency adjusted	$1,473.6	$5,764.7	$1,399.5	$1,468.3	$1,484.6	$1,453.9	$5,806.3
	Prior year revenues, as reported (GAAP)	$1,421.9	$5,542.0	$1,350.8	$1,405.6	$1,440.9	$1,409.9	$5,607.2
	Revenue change, as reported (GAAP)	(1)%	1%	(2)%	(2)%	(3)%	(2)%	(2)%
	Revenue change, constant currency adjusted	4%	4%	4%	4%	3%	3%	4%

(b)	Operating income, as reported (GAAP)	$276.1	$1,140.5	$272.3	$250.8	$304.5	$281.8	$1,109.4
	Less: Paymap settlement agreement (t)	N/A	N/A	N/A	35.3	N/A	N/A	35.3
	Operating income, excluding Paymap settlement agreement	$276.1	$1,140.5	$272.3	$286.1	$304.5	$281.8	$1,144.7
	Operating income margin, as reported (GAAP)	19.6%	20.3%	20.6%	18.1%	21.8%	20.4%	20.2%
	Operating income margin, excluding Paymap settlement agreement	N/A	N/A	N/A	20.7%	N/A	N/A	20.9%

(c)	Operating income, as reported (GAAP)	$276.1	$1,140.5	$272.3	$250.8	$304.5	$281.8	$1,109.4
	Reversal of depreciation and amortization	69.5	271.9	63.9	62.9	74.4	69.0	270.2
	EBITDA (u)	$345.6	$1,412.4	$336.2	$313.7	$378.9	$350.8	$1,379.6
	Less: Paymap settlement agreement (t)	N/A	N/A	N/A	35.3	N/A	N/A	35.3
	Adjusted EBITDA, excluding Paymap settlement agreement	$345.6	$1,412.4	$336.2	$349.0	$378.9	$350.8	$1,414.9
	Operating income margin, as reported (GAAP)	19.6%	20.3%	20.6%	18.1%	21.8%	20.4%	20.2%
	EBITDA margin	24.5%	25.2%	25.5%	22.7%	27.1%	25.4%	25.2%
	Adjusted EBITDA margin, excluding Paymap settlement agreement	N/A	N/A	N/A	25.2%	N/A	N/A	25.8%

(d)	Net income, as reported (GAAP)	$221.5	$852.4	$203.9	$189.3	$232.3	$212.3	$837.8
	Less: Paymap settlement agreement, net of income tax benefit (t)	N/A	N/A	N/A	24.2	N/A	N/A	24.2
	Net income, excluding Paymap settlement agreement	$221.5	$852.4	$203.9	$213.5	$232.3	$212.3	$862.0
	Diluted earnings per share ("EPS"), as reported (GAAP) ($ - dollars)	$0.42	$1.59	$0.39	$0.36	$0.45	$0.42	$1.62
	Impact from Paymap settlement agreement, net of income tax benefit ($ - dollars)	N/A	N/A	N/A	0.05	N/A	N/A	0.05
	Diluted EPS, excluding Paymap settlement agreement ($ - dollars)	N/A	N/A	N/A	$0.41	N/A	$0.42	$1.67
	Diluted weighted-average shares outstanding	526.9	536.8	525.2	519.8	513.2	508.6	516.7

(e)	Effective tax rate, as reported (GAAP)	6.1%	12.0%	12.3%	8.5%	12.5%	10.4%	11.0%
	Impact from Paymap settlement agreement, net of income tax benefit (t)	N/A	N/A	N/A	3.3%	N/A	N/A	0.8%
	Effective tax rate, excluding Paymap settlement agreement	N/A	N/A	N/A	11.8%	N/A	N/A	11.8%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		4Q14	FY2014	1Q15	2Q15	3Q15	4Q15	FY2015
	Consumer-to-Consumer Segment
(f)	Revenues, as reported (GAAP)	$1,125.3	$4,485.8	$1,038.3	$1,101.5	$1,112.9	$1,091.2	$4,343.9
	Foreign currency translation impact (s)	42.8	80.7	63.0	69.1	67.1	56.8	256.0
	Revenues, constant currency adjusted	$1,168.1	$4,566.5	$1,101.3	$1,170.6	$1,180.0	$1,148.0	$4,599.9
	Prior year revenues, as reported (GAAP)	$1,146.5	$4,433.6	$1,077.5	$1,132.1	$1,150.9	$1,125.3	$4,485.8
	Revenue change, as reported (GAAP)	(2)%	1%	(4)%	(3)%	(3)%	(3)%	(3)%
	Revenue change, constant currency adjusted	2%	3%	2%	3%	3%	2%	3%

(g)	Principal per transaction, as reported ($ - dollars)	$323	$335	$315	$316	$315	$303	$312
	Foreign currency translation impact (s) ($ - dollars)	12	3	19	23	23	16	20
	Principal per transaction, constant currency adjusted ($ - dollars)	$335	$338	$334	$339	$338	$319	$332
	Prior year principal per transaction, as reported ($ - dollars)	$335	$338	$338	$341	$339	$323	$335
	Principal per transaction change, as reported	(4)%	(1)%	(7)%	(7)%	(7)%	(6)%	(7)%
	Principal per transaction change, constant currency adjusted	0%	0%	(1)%	(1)%	0%	(1)%	(1)%

(h)	Cross-border principal, as reported ($ - billions)	$19.2	$77.2	$17.5	$18.8	$18.9	$18.4	$73.6
	Foreign currency translation impact (s) ($ - billions)	0.8	0.8	1.1	1.3	1.3	1.2	4.9
	Cross-border principal, constant currency adjusted ($ - billions)	$20.0	$78.0	$18.6	$20.1	$20.2	$19.6	$78.5
	Prior year cross-border principal, as reported ($ - billions)	$19.5	$73.9	$18.3	$19.7	$20.0	$19.2	$77.2
	Cross-border principal change, as reported	(1)%	5%	(4)%	(5)%	(6)%	(4)%	(5)%
	Cross-border principal change, constant currency adjusted	2%	6%	2%	2%	1%	1%	2%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		4Q14	FY2014	1Q15	2Q15	3Q15	4Q15	FY2015
	Consumer-to-Consumer Segment cont.
(i)	Europe and CIS region revenue change, as reported (GAAP)	(5)%	0%	(9)%	(9)%	(10)%	(8)%	(9)%
	Europe and CIS region foreign currency translation impact (s)	6%	1%	11%	11%	10%	8%	10%
	Europe and CIS region revenue change, constant currency adjusted	1%	1%	2%	2%	0%	0%	1%

(j)	North America region revenue change, as reported (GAAP)	0%	1%	(2)%	(2)%	(1)%	0%	(1)%
	North America region foreign currency translation impact (s)	1%	0%	2%	1%	2%	2%	1%
	North America region revenue change, constant currency adjusted	1%	1%	0%	(1)%	1%	2%	0%

(k)	Middle East and Africa region revenue change, as reported (GAAP)	(3)%	2%	(6)%	(4)%	(2)%	(5)%	(4)%
	Middle East and Africa region foreign currency translation impact (s)	3%	1%	5%	5%	5%	4%	5%
	Middle East and Africa region revenue change, constant currency adjusted	0%	3%	(1)%	1%	3%	(1)%	1%

(l)	APAC region revenue change, as reported (GAAP)	(3)%	0%	(6)%	(5)%	(8)%	(6)%	(6)%
	APAC region foreign currency translation impact (s)	4%	2%	4%	5%	6%	5%	5%
	APAC region revenue change, constant currency adjusted	1%	2%	(2)%	0%	(2)%	(1)%	(1)%

(m)	LACA region revenue change, as reported (GAAP)	(3)%	(6)%	4%	6%	0%	(2)%	2%
	LACA region foreign currency translation impact (s)	7%	8%	6%	7%	8%	7%	7%
	LACA region revenue change, constant currency adjusted	4%	2%	10%	13%	8%	5%	9%

(n)	westernunion.com region revenue change, as reported (GAAP)	19%	28%	17%	22%	22%	21%	21%
	westernunion.com region foreign currency translation impact (s)	4%	1%	6%	6%	6%	4%	5%
	westernunion.com region revenue change, constant currency adjusted	23%	29%	23%	28%	28%	25%	26%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		4Q14	FY2014	1Q15	2Q15	3Q15	4Q15	FY2015
	Consumer-to-Business Segment
(o)	Revenues, as reported (GAAP)	$155.3	$598.8	$157.8	$157.9	$160.1	$161.9	$637.7
	Foreign currency translation impact (s)	16.6	70.1	6.3	4.9	5.6	7.8	24.6
	Revenues, constant currency adjusted	$171.9	$668.9	$164.1	$162.8	$165.7	$169.7	$662.3
	Prior year revenues, as reported (GAAP)	$149.5	$608.5	$147.2	$145.9	$150.4	$155.3	$598.8
	Revenue change, as reported (GAAP)	4%	(2)%	7%	8%	6%	4%	6%
	Revenue change, constant currency adjusted	15%	10%	11%	12%	10%	9%	11%

(p)	Operating income/(loss), as reported (GAAP)	$22.1	$98.7	$29.5	$(6.4)	$26.2	$19.3	$68.6
	Less: Paymap settlement agreement (t)	N/A	N/A	N/A	35.3	N/A	N/A	35.3
	Operating income, excluding Paymap settlement agreement	$22.1	$98.7	$29.5	$28.9	$26.2	$19.3	$103.9
	Operating income/(loss) margin, as reported (GAAP)	14.2%	16.5%	18.7%	(4.1)%	16.4%	11.9%	10.8%
	Operating income margin, excluding Paymap settlement agreement	N/A	N/A	N/A	18.3%	N/A	N/A	16.3%

	Business Solutions Segment
(q)	Revenues, as reported (GAAP)	$101.2	$404.6	$98.0	$97.6	$101.2	$101.9	$398.7
	Foreign currency translation impact (s)	3.7	4.5	8.1	9.4	10.9	7.7	36.1
	Revenues, constant currency adjusted	$104.9	$409.1	$106.1	$107.0	$112.1	$109.6	$434.8
	Prior year revenues, as reported (GAAP)	$100.2	$392.9	$99.4	$98.2	$105.8	$101.2	$404.6
	Revenue change, as reported (GAAP)	1%	3%	(1)%	(1)%	(4)%	1%	(1)%
	Revenue change, constant currency adjusted	5%	4%	7%	9%	6%	8%	7%

(r)	Operating income/(loss), as reported (GAAP)	$(5.0)	$(12.1)	$2.1	$(0.4)	$(2.7)	$3.8	$2.8
	Reversal of depreciation and amortization	12.7	56.1	12.2	12.2	20.3	12.7	57.4
	EBITDA (u)	$7.7	$44.0	$14.3	$11.8	$17.6	$16.5	$60.2
	Operating income/(loss) margin, as reported (GAAP)	(4.9)%	(3.0)%	2.1%	(0.4)%	(2.7)%	3.7%	0.7%
	EBITDA margin	7.6%	10.9%	14.6%	12.1%	17.4%	16.2%	15.1%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Non-GAAP related notes:
(s)
Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate.

(t)	Represents the impact from a settlement agreement reached with the Consumer Financial Protection Bureau regarding the Equity Accelerator service of Paymap, Inc., a subsidiary of the Company.
(u)
Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.

Other notes:
(v)
Geographic split is determined based upon the region where the money transfer is initiated and the region where the money transfer is paid. For transactions originated and paid in different regions, the Company splits the transaction count and revenue between the two regions, with each region receiving 50%. For money transfers initiated and paid in the same region, 100% of the revenue and transactions are attributed to that region. For money transfers initiated through the Company’s websites (“westernunion.com”), 100% of the revenue and transactions are attributed to westernunion.com.

(w)	Represents the Europe and the Commonwealth of Independent States ("CIS") region of our Consumer-to-Consumer segment.
(x)	Represents the North America region of our Consumer-to-Consumer segment, including the United States, Mexico, and Canada.
(y)	Represents the Middle East and Africa region of our Consumer-to-Consumer segment.
(z)	Represents the Asia Pacific ("APAC") region of our Consumer-to-Consumer segment, including India, China, and South Asia.
(aa)	Represents the Latin America and the Caribbean ("LACA") region of our Consumer-to-Consumer segment.
(bb)	Represents transactions initiated on westernunion.com which are primarily paid out at Western Union agent locations in the respective regions.
(cc)	Represents transactions between and within foreign countries (including Canada and Mexico). Excludes all transactions originated in the United States.
(dd)	Represents transactions originated in the United States, including intra-country transactions.
(ee)	Represents revenue generated from electronic channels, which include westernunion.com, account based money transfer and mobile money transfer (included in the various segments).